UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2018

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive, P.O. Box 409 Belleville, Wisconsin	53508
(Address of principal executive offices)	(Zip code)

                    (608) 424-1544

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 8.01.

Other Events.

Duluth Holdings Inc. (the “Company”) will hold its 2018 Annual Meeting of Shareholders on May 24, 2018 (the “2018 Annual Meeting”).  The record date for the 2018 Annual Meeting will be March 15, 2018.

The Company’s proxy statement filed on May 26, 2017 provided that the deadline to bring shareholder proposed nominations or other business pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) was no earlier than March 20, 2018 and no later than April 19, 2018.  The Company’s Bylaws provide that if the Company’s annual meeting is convened more than 30 days prior to the one-year anniversary of the prior year’s annual meeting, then the Company may give notice to shareholders that the deadline to bring shareholder proposed nominations or other business pursuant to the Bylaws must be no later than the close of business on the tenth day following such notice.  The 2018 Annual Meeting is more than 30 days prior to the one-year anniversary of the 2017 Annual Meeting of Shareholders, which was held on July 18, 2017.  In light of the foregoing, the Company has set a deadline of January 26, 2018 for shareholders of the Company to bring shareholder proposed nominations or other business pursuant to the Bylaws, which is the same deadline as the one pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion of shareholder proposals in our proxy materials for the 2018 Annual Meeting.

All shareholder proposed nominations or other business submitted pursuant to our Bylaws must be directed to Dave Loretta, Chief Financial Officer or Duluth Holdings Inc., 170 Countryside Drive, P.O. Box 409, Belleville, Wisconsin 53508. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 11, 2018

DULUTH HOLDINGS INC.

By:  /s/ Dave Loretta

Dave Loretta

Chief Financial Officer

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